 Exhibit 21.1

Subsidiaries of the Registrant

Subsidiaries	Place of Incorporation
Shengfeng Holding Limited	Hong Kong
Tianyu Shengfeng Logistics Group Co., Ltd.	PRC

Variable Interest Entity	Place of Incorporation
Shengfeng Logistics Group Co., Ltd.	PRC

Significant Subsidiaries of Tianyu Shengfeng Logistics Group Co., Ltd.	Place of Incorporation
Yichun Shengfeng Logistics Co., Ltd.	PRC
Fujian Shengfeng Smart Technology Co., Ltd.	PRC
Shenzhen Tianyu Shengfeng Supply Chain Management Co., Ltd.	PRC

Significant Subsidiaries of Variable Interest Entity	Place of Incorporation
Fuqing Shengfeng Logistics Co., Ltd.	PRC
Xiamen Shengfeng Logistics Co., Ltd.	PRC
Guangdong Shengfeng Logistics Co., Ltd.	PRC
Hainan Shengfeng Supply Chain Management Co., Ltd.	PRC
Beijing Tianyushengfeng E-commerce Technology Co., Ltd.	PRC
Beijing Shengfeng Supply Chain Management Co., Ltd.	PRC
Shengfeng logistics (Guizhou) Co., Ltd.	PRC
Shengfeng logistics (Tianjin) Co., Ltd.	PRC
Shengfeng logistics (Shandong) Co., Ltd.	PRC
Shengfeng Logistics Hebei Co., Ltd.	PRC
Shengfeng logistics (Henan) Co., Ltd.	PRC
Shengfeng logistics (Liaoning) Co., Ltd.	PRC
Shengfeng logistics (Yunnan) Co., Ltd.	PRC
Shengfeng logistics (Guangxi) Co., Ltd.	PRC
Hubei Shengfeng Logistics Co., Ltd.	PRC
Shengfeng Logistics Group (Shanghai) Supply Chain Management Co., Ltd.	PRC
Shanghai Shengxu Logistics Co., Ltd.	PRC
Hangzhou Shengfeng Logistics Co., Ltd	PRC
Nanjing Shengfeng Logistics Co., Ltd	PRC
Suzhou Shengfeng Logistics Co., Ltd.	PRC
Suzhou Shengfeng Supply Chain Management Co., Ltd.	PRC
Shengfeng Supply Chain Management Co., Ltd.	PRC
Fuzhou Shengfeng Transportation Co., Ltd	PRC
Sichuan Shengfeng Logistics Co., Ltd.	PRC
Fujian Shengfeng Logistics Co., Ltd.	PRC
Fujian Dafengche Information Technology Co. Ltd.	PRC
Ningde Shengfeng Logistics Co. Ltd.	PRC
Shengfeng Logistics (Zhejiang) Co., Ltd.	PRC
Chengdu Shengfeng Supply Chain Management Co., Ltd	PRC
Shengfeng Logistics Group (Ningde) Supply Chain Management Co., Ltd.	PRC